UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, Dean I. Ader, an independent director, member of the Audit Committee, member and Chairman of the Compensation Committee and member and Chairman of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Strategic Storage Growth Trust, Inc. (the “Registrant”), resigned from such positions. Mr. Ader’s decision to resign from the Board did not involve any disagreement with the Registrant, the Registrant’s management or the Board.

On August 7, 2015, in accordance with the Registrant’s bylaws and charter, the remaining independent director of the Registrant’s Board elected Leon W. Holmes as an independent director to fill the vacancy created by Mr. Ader’s resignation, to serve in accordance with the Registrant’s bylaws for the remainder of the full term of the directorship and until his successor is duly elected and qualified. On August 7, 2015, Mr. Holmes was also elected to serve as a member of the Registrant’s Audit Committee, as a member and Chairman of the Registrant’s Compensation Committee and as a member and Chairman of the Registrant’s Nominating and Corporate Governance Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: August 12, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer